AMENDMENT NO. 9 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 24th day of March, 2017, by the undersigned Trustees.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century International Bond Funds (the "Trust") to change the name of the Institutional Class of shares to the R5 Class of shares for the following three (3) series of the Trust (“R5 Class Name Change”):

•	Emerging Markets Debt Fund

•	Global Bond Fund

•	International Bond Fund;

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add new I Class of shares and Y Class of shares for the following three (3) series of the Trust (“New I Class and Y Class of Shares”):

•	Emerging Markets Debt Fund

•	Global Bond Fund

•	International Bond Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add new T Class of shares for the following one (1) series of the Trust (“New T Class of Shares”):

•	Global Bond Fund.

NOW, THEREFORE, BE IT RESOLVED, that the R5 Class Name Change, New I Class and Y Class of Shares, and New T Class of Shares are hereby approved, effective as of April 10, 2017; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the R5 Class Name Change, New I Class and Y Class of Shares, and New T Class of Shares by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Casscells                    /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L.A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                    /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                        Class                Date of Establishment

International Bond Fund            Investor Class            08/28/1991
R5 Class            06/24/2004*
A Class            08/01/1997
C Class            09/27/2007
R Class            09/27/2007
R6 Class            06/28/2013
I Class                04/10/2017
Y Class            04/10/2017

Global Bond Fund                Investor Class            09/28/2011
R5 Class            09/28/2011*
A Class            09/28/2011
C Class            09/28/2011
R Class            09/28/2011
R6 Class            06/28/2013
I Class                04/10/2017
T Class            04/10/2017
Y Class            04/10/2017

Global Currency Alpha Fund             Investor Class            04/05/2012
Institutional Class        04/05/2012
A Class            04/05/2012
C Class            04/05/2012
R Class            04/05/2012

Emerging Markets Debt Fund         Investor Class            03/11/2014
R5 Class            03/11/2014*
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class            03/11/2014
I Class                04/10/2017
Y Class            04/10/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Institutional Class; name changed to R5 Class on 04/10/2017.